EXHIBIT NO. 23.01

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     I have issued my report dated April 15, 1998, accompanying the financial statements of Caldera Corporation, for its annual report on Form 10-KSB for the fiscal year ended December 31, 1997, and hereby consent to the incorporation by reference to such report in the Registration Statement on Form S-8.

/s/ Marvin B. Seidman
Certified Public Accountant

December 14, 1998